UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

HERSHA HOSPITALITY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	001-14765	25-1811499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive Harrisburg, Pennsylvania (Address of Principal Executive Offices)	17102 (Zip Code)

(717) 236-4400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares of Beneficial Interest, par value $0.01 per share	HT	New York Stock Exchange
6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	HT-PC	New York Stock Exchange
6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	HT-PD	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	HT-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting (the “Special Meeting”) of shareholders held on November 8, 2023, the shareholders of Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”) voted on the proposals set forth below. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 3, 2023.  The voting results regarding each proposal, as determined by Marianela Patterson, the Company’s Inspector of Election, are set forth below. As of the close of business on October 2, 2023, the record date of the Special Meeting, there were 40,104,916 Priority Class A common shares of beneficial interest of the Company, par value $0.01 per share (“Company Common Shares”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of  28,976,741 Company Common Shares, representing approximately 72.2% of the outstanding Company Common Shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

Proposal No. 1:  Approval of the merger (the “Company Merger”) of the Company with and into 1776 Portfolio REIT Merger Sub, LLC (“REIT Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of 1776 Portfolio Investment, LLC, a Delaware limited liability company (“Parent”), and the other transactions contemplated by the Agreement and Plan of Merger, dated as of August 27, 2023, by and among Parent, REIT Merger Sub, 1776 Portfolio OP Merger Sub, LP, a Virginia limited partnership and subsidiary of Parent, Hersha Hospitality Limited Partnership, a Virginia limited partnership and subsidiary of the Company, and the Company (the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote of the Company’s shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,708,884	172,106	95,749	—

Proposal No. 2:  Approval of, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Company Merger (the “Advisory Compensation Proposal”).

The Advisory Compensation Proposal did not receive the requisite vote of the Company’s shareholders and was therefore not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,936,360	16,650,445	389,935	—

Proposal No. 3:  Approval of any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal.

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,999,884	1,852,615	124,240	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERSHA HOSPITALITY TRUST

Dated: November 8, 2023
	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer